Exhibit 99.2

SCHEDULE A

REPORT OF INDEPENDENT AUDITORS

To the Stockholders of Sun River Energy, Inc.:

We have audited the accompanying statement of combined revenues and direct operating expenses of the oil and gas properties purchased by Sun River Energy, Inc. (the “Company”) from Katy Resources ETX, LLC (the “Katy Acquisition”), as described in Note 1, for the three-month period ended April 30, 2009, for the year-ended April 30, 2010, and for the nine-month period ended January 31, 2011.  This financial statement is the responsibility of the Company and Katy Resources ETX, LLC management.  Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.  We were not engaged to perform an audit of the Katy Acquisition's internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Acquisitions’ internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement.  An audit also includes assessing the basis of accounting used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Company’s Form 8-K/A, and is not intended to be a complete financial presentation of the Katy Acquisition.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the combined revenues and direct operating expenses of the Katy Acquisition for the three-month period ended April 30, 2009, for the year-ended April 30, 2010, and for the nine-month period ended January 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ LBB & Associates Ltd., LLP

Houston, Texas
April 20, 2011

SUN RIVER ENERGY, INC.
Statement of combined revenues and direct operating expenses of the oil and gas properties purchased from Katy Resources ETX, LLC

	For the Three Months Ended	For the Year Ended	For the Nine Months Ended
	April 30,	April 30,	January 31,
	2009	2010	2011
Revenues	$-	$208,536	$213,279
Direct Operating expenses (Lease operating expense and taxes)	213	547,156	153,609
Excess (shortage ) of revenues over direct operating expenses	$(213)	$(338,620)	$59,670

The accompanying notes are an integral part of this financial statement

SUN RIVER ENERGY, INC. & SUBSIDIARIES

NOTES TO STATEMENT OF COMBINED REVENUES AND DIRECT OPERATING

EXPENSES OF THE OIL AND GAS PROPERTIES PURCHASED FROM KATY RESOURCES ETX, LLC

(1)  THE PROPERTIES

On February 7, 2011, Sun River Energy, Inc, (“Sun River” or the “Company”) completed the purchase of certain oil and gas leases and leasehold interests (the “Katy Acquisition”) with Katy Resources ETX, LLC, (“Katy”) a Delaware limited liability company.  The assets acquired  are (a) certain of Katy’s oil and gas leases and leasehold interests in Angelina, Cherokee, Houston and Panola Counties in East Texas; (b) four wellbores consisting of three producing wells each holding one of the three gas units being acquired and one shut-in well; (c) any contracts or agreements related to the foregoing lands, leases and wells; (d) any equipment located on the land or used in the operation of the foregoing land, leases or wells; and (e) any hydrocarbons produced from or attributable to the foregoing land, the leases and the wells and other related assets for an aggregate stated purchase price of $8.5 million, subject to purchase price adjustments. The Katy Acquisition includes total acreage held by production of 1,864 gross acres (1,150 net acres). In addition, there are 6,687 gross acres (6,284 net acres) under primary terms on numerous leases. The producing wells and surrounding acreage have been unitized under Texas Railroad Commission rules.  Under the terms of the agreement, the purchase price was  paid in the form of (i) $1 million in cash, (ii) $4 million in the form of a note payable (“Promissory Note”), and secured by a deed of trust, and (iii) 1,583,710 shares of the Company’s restricted common stock, par value $0.0001 per share.  The closing price of a share of common stock of Sun River Energy, Inc. on February 7, 2011 was $4.75.  The Katy Acquisition is further described in the Current Report on Form 8-K filed on February 10, 2011 and incorporated herein by reference.

(2)  BASIS FOR PRESENTATION

During the periods presented, the Katy Acquisition was not accounted for or operated as Sun River.  Certain costs, such as depreciation, depletion and amortization, interest, accretion, general and administrative expenses, and corporate income taxes were not allocated to the individual properties.  Accordingly, financial statements prepared in accordance with generally accepted accounting principles do not exist and are not practicable to obtain in these circumstances.  This financial statement is not intended to be a complete presentation of the revenues and expenses of the assets and is not indicative of the financial condition or results of the operations of the acquired assets going forward due to the change in the business and the omission of various operating expenses.

Revenues and direct operating expenses included in the accompanying statement represent Sun River's acquired net working and revenue interests in the properties acquired and are presented on the accrual basis of accounting.  Preparation of this financial statement in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of revenues and expenses during the reporting period.  Revenue arising from the sale of oil and gas is recognized when significant risks and rewards of ownership have passed to the buyer and it can be reliably measured.  Depreciation, depletion and amortization, exploration expenses, general and administrative expenses, and corporate income taxes have been excluded.  Accordingly, the financial statement and other information presented are not indicative of the financial condition or results of operations of the Katy Acquisition going forward due to the changes in the business and the omission of various operating expenses.

Sales prices of oil and gas are based on current market prices at the time of sale.

(3)  COMMITMENTS AND CONTINGENCIES

Pursuant to the terms of the Purchase and Sale Agreement between Sun River and Katy, Sun River is obligated to pay back the Promissory Note, plus interest at 8% per annum in 180 days from the purchase.  Sun River is limited in certain circumstances in raising capital.  Sun River is obligated to utilize $3 million to develop the properties acquired in the Katy Acquisition.  Sun River is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statement of combined revenues and direct operating expenses.

SUN RIVER ENERGY, INC. AND SUBSIDIARIES SUPPLEMENTAL OIL AND GAS INFORMATION OF THE OIL AND GAS PROPERTIES PURCHASED FROM KATY RESOURCES ETX, LLC

(UNAUDITED)

(4)  OIL AND GAS RESERVE INFORMATION (UNAUDITED)

Proved oil and gas reserve quantities are based on estimates prepared by Cawley, Gillespie & Associates, Inc. Petroleum Consultants. Such estimates have been prepared in accordance with guidelines established by the Securities and Exchange Commission.

There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production. The following reserve data related to the Katy Acquisition represent estimates only and should not be construed as being exact.

	Gas	Oil
Total Proved Reserves:	(MCF)	(BLS)
Proved Developed	948,376	1,415
Proved Developed - Behind Pipe	1,879,100	6,400
Proved Undeveloped	16,736,900	53,300
Production	(54,476)	(115)
Balance at April 30, 2010	19,509,900	61,000
Proved Developed	893,900	1,300
Proved Developed - Behind Pipe	1,879,100	6,400
Proved Undeveloped	16,736,900	53,300
Production	(51,754)	(90)
Balance at January 31, 2011	19,458,146	60,910

(5)  FUTURE NET CASH FLOWS (UNAUDITED)

     Future cash flows are computed by applying fiscal year-end prices of natural gas and oil to year-end quantities of proved natural gas and oil reserves. Future operating expenses and development costs are computed primarily by the Company's petroleum engineers by estimating the expenditures to be incurred in developing and producing the Acquisitions' proved natural gas and oil reserves at the end of the year, based on year end costs and assuming continuation of existing economic conditions.

     Future income taxes are not included due to net loss carry-forwards available to Sun River.  A discount factor of 10 percent was used to reflect the timing of future net cash flows. The standardized measure of discounted future net cash flows is not intended to represent the replacement costs or fair value of the Acquisitions' natural gas and oil properties. An estimate of fair value would take into account, among other things, the recovery of reserves not presently classified as proved, anticipated future changes in prices and costs, and a discount factor more representative of time value of money and the risks inherent in reserve estimates of natural gas and oil producing operations.  There have been no estimates for future plugging and abandonment costs.

Below is the hydrocarbon pricing used:

	WTI	HH
	Oil Price	Gas Price
Year	$/BBL	$/MMBtu
2010	84.61	4.40
2011	86.08	4.52
2012	87.55	5.12
2013	87.79	5.42
2014	87.95	5.62
Thereafter	87.95	5.62
Cap	87.95	5.62

As of January 31, 2011
Future cash flows	$118,551,900
Severance taxes	$8,736,400
Ad Valorem taxes	$2,196,300
Future operating expenses	$22,638,500
Future development costs	$29,129,700
Future net cash flows	$55,851,000
10% discount factor	$(39,291,500)
Standardized measure of dscounted future net cash inflows	$16,559,500
Estimated future development cost anticipated
for following two years on existing properties	$29,082,158